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                                                                   EXHIBIT 10.34


                              SETTLEMENT AGREEMENT


                  AGREEMENT dated as of the 27th day of November, 1996 by and between U.S. HomeCare Infusion Therapy Products Corporation and U.S. HomeCare Corporation (collectively, "USHC"), on the one hand, and Edward J. Abel, Abel Health Management Services, Inc. and Home Infusion Pharmaceutical Services, Inc. (collectively, "Abel"), on the other.

                  WHEREAS Abel and USHC have asserted certain claims each against the other in actions titled Kingsland Associates v. Abel Health Management Services, Inc., Index No. 14294/93, pending in the Supreme Court of the State of New York for the County of Nassau; Home Infusion Pharmaceutical Services, Inc. v. U.S. HomeCare Infusion Therapy Products Corporation, Index No. 121053/93, pending in the Supreme Court of the State of New York for the County of New York; and U.S. HomeCare Infusion Therapy Products Corporation v. Home Infusion Pharmaceutical Services, Inc., Index No. 117835/93, also pending in the Supreme Court for New York County (the "Actions"); and

                  WHEREAS the parties to this Agreement desire to avoid the expense of further litigation and resolve fully and forever all claims and disputes between them;

                  WHEREAS for good and valuable consideration, including the covenants and promises exchanged herein;

                  IT HEREBY IS STIPULATED AND AGREED THAT:

                  1. USHC shall pay to Home Infusion Pharmaceutical Services, Inc. ("HIPS"), or such other party as HIPS may hereafter designate in writing, sums aggregating One Million Three Hundred Thousand Dollars ($1,300,000.00) (the "Payments") and deliver to Home Infusion Pharmaceutical Services, Inc. 200,000 shares of USHC Common Stock (the "Shares"), in accordance with Paragraphs 2 and 5 of this Agreement.


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                  2. The Payments shall be paid by check to the order of Home
Infusion Pharmaceutical Services, Inc. according to the following schedule, and shall be delivered to the law firm of Robinson Brog Leinwand Greene Genovese & Gluck, P.C., 1345 Avenue of the Americas, New York, New York 10105-0143 ("Abel's Counsel"), provided, however, that if the indicated date is a weekend or holiday, then the applicable payment shall be due on the next business day thereafter:

$50,000.00                   Upon execution of this Agreement

$55,000.00                   November 29, 1996

$55,000.00                   December 15, 1996

$55,000.00                   January 15, 1997

$55,000.00                   February 15, 1997

$55,000.00                   March 15, 1997

$20,000.00                   The fifteenth (15th) of each month for forty-
                             eight (48) months beginning April 15, 1997


$15,000.00                   April 15, 2001

Notwithstanding the schedule contained in this Paragraph, the Payments shall be due and payable immediately upon the consummation of a merger, consolidation, sale of all or substantially all of the assets of USHC, or a similar transaction in which USHC is not the surviving corporation ("Acquisition").

                  3. Simultaneously with the execution of this Agreement, USHC shall execute an Affidavit For Judgment By Confession (the "Judgment Affidavit") in the form attached hereto as Exhibit A. USHC and Abel agree that Abel shall be entitled to obtain a Judgment pursuant to the terms of this Paragraph and as provided in the Judgment Affidavit in the event that USHC fails to timely remit the Payments to Abel as provided in this


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Agreement or as specified in Paragraph 4 below; Abel agrees that as conditions precedent to obtaining a Judgment it shall (a) provide to Brobeck, Phleger & Harrison LLP, attention Ellen B. Corenswet, Esq., prior written notice of no less than fifteen (15) days, during which USHC shall have the opportunity to cure any claimed default; and (b) deduct from the sum sought in any Judgment, and accurately represent in any Affidavit it presents to a Court in support of any application for a Judgment, the amount of the Payment, if any, that has been paid by USHC to Abel.

                  4. USHC and Abel recognize that by statute the Judgment Affidavit expires after three years. Accordingly, in order to provide security for the monthly payments to be made beyond three years from the date of the signing of the Judgment Affidavit pursuant to Paragraph 2 above, USHC agrees to supply to Abel in June 1998, and in no event later than June 30, 1998, an additional Judgment Affidavit in an amount not to exceed the then outstanding amount of the Payments (the "Supplementary Judgment Affidavit"). USHC agrees that failure to deliver the Supplementary Judgment Affidavit shall constitute an event of default for which Abel may seek entry of Judgment By Confession pursuant to Paragraph 3 above; Abel agrees that as conditions precedent to entering such Judgment by Confession it shall (a) provide to Brobeck, Phleger & Harrison LLP, attention Ellen B. Corenswet, Esq., prior written notice of no less than fifteen (15) days, during which USHC shall have the opportunity to cure any claimed default; and (b) deduct from the sum sought in any Judgment, and accurately represent in any Affidavit it presents to a Court in support of any application for a Judgment, the amount of the Payment, if any, that has been paid by USHC to Abel.

                  5. The Shares shall be delivered to Abel's Counsel on or before the tenth (10th) business day after execution of this Agreement. USHC shall file with the Securities


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and Exchange Commission ("SEC") a registration statement on Form S-1 or S-3 including the Shares no later than 30 days following completion of USHC's audit for the year ending December 31, 1996, but in no event later than April 30, 1997, and USHC shall diligently pursue obtaining the effectiveness thereof. Notwithstanding any failure of the SEC to declare the registration statement effective prior to any Acquisition, Home Infusion Pharmaceutical Services, Inc. shall receive the same consideration per share of USHC Common Stock in any Acquisition as is received by any other holder of USHC Common Stock in their capacity as holders of USHC Common Stock. Notwithstanding the date contained in this Paragraph for the delivery of the Shares, delivery of the Shares shall be due immediately upon any Acquisition.

                  6. This Agreement, and the terms thereof, shall be held confidential, and shall not be disclosed to anyone except as required by law, except that the parties may make such disclosure to their respective accountants and attorneys to the extent needed to obtain financial, tax or legal advice.

                  7. Simultaneously with the execution of this Agreement, the parties to this Agreement shall exchange Releases in the form annexed hereto as Exhibit B.

                  8. Simultaneously with the execution of this Agreement, counsel for USHC and Abel shall execute Stipulations of Dismissal in the form annexed hereto as Exhibit C.

                  9. The parties agree that nothing contained in this Agreement or any of the Exhibits hereto is or shall be deemed an admission of liability by any party. Both of the parties to this Agreement continue to maintain that their claims and/or defenses asserted in the Actions are meritorious.


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                  10. This Agreement may not be clarified, modified, changed or amended except in a writing signed by each of the parties hereto.

                  11. All of the parties to this Agreement were represented by counsel and this Agreement was negotiated by counsel.

                  12. This Agreement shall be governed by the laws of the State of New York and jurisdiction and venue shall lie exclusively in the State of New York regarding any dispute arising hereunder.

                  13. This Agreement may be executed in one or more counterparts, each of


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which shall be an original as against the party who signed it, and all of which shall constitute one and the same instrument.

November ___, 1996                        U.S. HOMECARE INFUSION
                                          THERAPY PRODUCTS CORPORATION


                                          By:______________________________
                                              Gerald J. Boisvert as
                                               Corporate Secretary


November ___, 1996                        U.S. HOMECARE CORPORATION


                                          By:______________________________
                                              Gerald J. Boisvert as
                                               Corporate Secretary



November ___, 1996                        ABEL HEALTH MANAGEMENT
                                          SERVICES, INC.


                                          By:______________________________
                                              Edward J. Abel as
                                               President


November ___, 1996                        HOME INFUSION PHARMACEUTICAL
                                          SERVICES, INC.


                                          By:______________________________
                                              Edward J. Abel as
                                               President




November ___, 1996                        _________________________________
                                          EDWARD J. ABEL


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